Exhibit 99.1

BioAmber Announces Filing for Stay of Proceedings on Creditors

Montreal, Canada, May 4, 2018. BioAmber Inc. (OTCPK: BIOA) (“Bioamber” or the “company”) announces today that it filed a voluntary petition for relief under chapter 11 of the United States Bankruptcy Code and that its two Canadian subsidiaries, BioAmber Sarnia Inc. and BioAmber Canada Inc., filed a Notice of Intention (the “NOI”) to make a proposal under the Bankruptcy and Insolvency Act (Canada), with a view to strengthening the company’s financial health and solidifying its long-term business prospects.

BioAmber believes filing these procedures is the best way to protect all stakeholders and will best facilitate its efforts to renegotiate its debt and raise the funds needed to continue its operations. The filing of these procedures has the effect of imposing an automatic stay of proceedings that will protect the company, its Canadian subsidiaries and their assets from the claims of creditors while the company pursues its restructuring efforts.

“This process will provide BioAmber with the time and stability to restructure its finances. This restructuring, combined with the significantly improved cost structure we anticipate, will position BioAmber to emerge as a much stronger company which will be better positioned to meet the growing global demand we see for our product,” said Richard Eno, Chief Executive Officer of BioAmber.

There can be no guarantee that the company will be successful in securing further financing or achieving its restructuring objectives. Failure by the company to achieve its financing and restructuring goals will likely result in the company and/or its subsidiaries being forced to cease operations and liquidate its assets.

Pursuant to the NOI filing, PricewaterhouseCoopers Inc. has been appointed as the trustee in the proposal proceedings of BioAmber Sarnia Inc. and BioAmber Canada Inc., and in that capacity will monitor and assist the company in its restructuring effort.

About BioAmber

BioAmber (OTCPK: BIOA) is a renewable materials company. Its innovative technology platform combines biotechnology and catalysis to convert renewable feedstock into building block materials that are used in a wide variety of everyday products including plastics, paints, textiles, food additives and personal care products. For more information visit www.bio-amber.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about BioAmber. BioAmber may use words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” “would,” “plan,” “projected” or the negative of such words or other similar words or phrases to identify such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, whether BioAmber will be able to successfully reach an agreement with its creditors to restructure its finances, whether it will be able to generate sufficient cash flows and obtain the additional financing necessary to continue as a going concern and to grow its business or whether it will need to seek strategic alternatives, including but not limited to a potential business combination or a sale of the company, or reduce and/or cease its operations and/or develop its products and respond to competitive pressures, the impact of the termination of BioAmber’s joint venture with Mitsui & Co. Ltd. on its ability to maintain and expand its operations at its Sarnia, Ontario facility, market and other conditions, BioAmber’s business and financial condition, and the impact of general economic, industry or political conditions in the United States or internationally. For additional disclosure regarding these and other risks faced by BioAmber, see disclosures contained in BioAmber’s public filings with the SEC, including the risks discussed under the heading “Item 1.A Risk Factors” in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, and under the heading “Risk Factors” of the recently filed prospectus supplement. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and BioAmber undertakes no obligation to update such statements as a result of new information.

BioAmber Investor Contact

Roy McDowall

Sr. VP Business Development

514-844-8000 Ext. 260

roy.mcdowall@bio-amber.com

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